Exhibit 10.1

Equity Commitment Letter

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, NE 68131

February 13, 2013

Hawk Acquisition Holding Corporation

c/o 3G Capital Partners Ltd.

600 Third Avenue 37th Floor

New York, New York 10016

Re:	Equity Commitment Letter

Ladies and Gentlemen:

This equity commitment letter (this “Commitment Letter”) sets forth the commitment of Berkshire Hathaway Inc., a Delaware corporation (“Sponsor”), subject to the terms and conditions contained herein, to purchase certain equity interests of Hawk Acquisition Holding Corporation, a newly formed Delaware corporation (“Parent”). It is contemplated that, pursuant to an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) to be entered into as of the date hereof by and among H.J. Heinz Company, a Pennsylvania corporation (the “Company”), Parent and Hawk Acquisition Sub, Inc., a newly-formed Pennsylvania corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Merger Agreement. This Commitment Letter is being delivered to Parent by Sponsor in connection with the execution of the Merger Agreement by the Company, Parent and Merger Sub and contemporaneously with the delivery by 3G Special Situations Fund III, L.P. (“3GSSFIII”) of an equity commitment letter dated as of the date hereof (the “3GSSFIII Commitment Letter”).

1. Commitment. Sponsor hereby commits, subject only to the terms and conditions set forth in Section 2, that, simultaneously with the Closing, it shall purchase, or shall cause the purchase of, one or more classes of equity securities of Parent for an aggregate amount equal to $12.12 billion (the “Commitment”) solely for the purpose of funding, and to the extent necessary to fund, together with the funds provided pursuant to the 3GSSFIII Commitment Letter (the “3GSSFIII Equity Commitment” and, together with the Commitment, the “Equity Commitments”) and the Debt Commitment Letters, the aggregate amount of Per Share Merger Consideration and Per Share First Series Preferred Merger Consideration pursuant to and in accordance with the Merger Agreement, together with related fees and expenses contemplated thereby; provided that under no circumstance shall Sponsor be obligated to contribute to, purchase equity of or otherwise provide funds to Parent in an aggregate amount in excess of the Commitment (the “Cap”). Sponsor may effect its purchase of equity securities of Parent as provided herein directly or indirectly through one or more affiliated entities, but no such action shall relieve Sponsor of its obligations hereunder. The amount of the Commitment to be funded under this Commitment Letter may be reduced in an amount proposed by Parent and agreed by Sponsor and 3GSSFIII, but only to the extent that it will nevertheless be possible for Parent to consummate the transactions contemplated by the Merger Agreement in accordance with all requirements therein (and without breaching the terms of the Debt Commitment Letters or causing the failure of any of the conditions set forth therein). Notwithstanding anything to the contrary contained herein, in no event shall

Sponsor be liable under any circumstances under this Commitment Letter or otherwise to pay an aggregate amount (whether to Parent, Merger Sub or any other Person), pursuant to this Commitment Letter in excess of the amount of the Commitment.

2. Conditions. The obligation of Sponsor to purchase equity securities of Parent in the amount of the Commitment shall be subject to the following conditions: (i) the satisfaction, or waiver by Parent and Merger Sub, on or before the Closing, of all of the conditions precedent to Parent’s and Merger Sub’s obligations set forth in Sections 8.01 and 8.02 of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), (ii) all the conditions precedent to the Debt Financing as set forth in the Debt Commitment Letters having been satisfied or waived (other than (1) those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions, and (2) the funding of the Equity Commitments) and the concurrent receipt by Parent of the proceeds of the Debt Financing in an amount that, together with the Equity Commitments, is sufficient to fund the payment of the aggregate amount of Per Share Merger Consideration and Per Share First Series Preferred Merger Consideration pursuant to and in accordance with the Merger Agreement, together with related fees and expenses contemplated thereby and (iii) the contemporaneous funding of the 3GSSFIII Equity Commitment; provided, that for the avoidance of doubt, the satisfaction or failure of the condition set forth in clause (iii) shall not limit or impair the ability of Parent or the Company to enforce the obligations of Sponsor under, and in accordance with, this Commitment Letter, if (x) Parent or the Company, as applicable, is also seeking enforcement of the 3GSSFIII Equity Commitment (and the contemporaneous funding thereof) or (y) 3GSSFIII has satisfied, or is prepared to satisfy, its obligations to fund the 3GSSFIII Equity Commitment. Sponsor’s purchase of equity securities of Parent in the amount of the Commitment will occur, subject to the foregoing sentence, contemporaneously with the Closing in accordance with the terms of the Merger Agreement.

3. Limited Guaranty. Concurrently with the execution and delivery of this Commitment Letter, Sponsor is executing and delivering to the Company a limited guaranty, dated as of the date hereof (the “Limited Guaranty”) and 3GSSFIII is executing and delivering to the Company a limited guaranty, dated as of the date hereof (the “Other Limited Guaranty”), in each case in favor of the Company in respect of Parent’s payment obligations under the Merger Agreement, including its obligations to pay the Parent Termination Fee and Parent’s other payment obligations under the Merger Agreement, including any such payment obligations arising out of or in connection with a breach thereof, in each case pursuant to the terms and conditions of, and subject to the limitations of, the Merger Agreement. The Company’s remedies against Sponsor under the Limited Guaranty and the Company’s rights to specific performance or an injunction or temporary restraining order to prevent or remedy a breach of this Commitment Letter under and in accordance with the terms of this Commitment Letter are intended to be, the sole and exclusive direct or indirect remedies available to the Company or any of its Affiliates against (i) Sponsor and (ii) any former, current and future direct or indirect equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, or other representatives of any party hereto, or any of their successors or assignees or any former, current or future direct or indirect equity holder, controlling person, director, officer, employee, agent, Affiliate, member, manager, general or limited partner, or other representative or successor or assignee of any of the foregoing (other than Parent and Merger Sub) (those persons and entities described in clause (ii), each being referred to as a “Non-Recourse Party”) in respect of any liabilities, obligations, losses, damages or recovery or any kind (including consequential, indirect or punitive damages, and whether at law, in equity or otherwise) arising under, or in connection with, this Commitment Letter, the Merger Agreement or any of the transactions contemplated hereby or thereby, including in the event Parent or Merger Sub breaches its obligations under the Merger Agreement, or any duties or obligations relating thereto or implied therein, whether or not Parent’s or Merger Sub’s breach is caused by Sponsor’s breach of its obligations under this Commitment Letter. Notwithstanding anything that may be expressed or implied in this Commitment Letter or any document or instrument delivered in connection herewith, and for the avoidance of doubt, in no event shall Sponsor have any obligation to make any purchase, payment or contribution hereunder at any time after Sponsor has made full payment under the Limited Guaranty or the Parent Termination Fee has otherwise been paid in full in accordance with Section 9.05(c) of the Merger Agreement. For the avoidance of doubt, as used in this Commitment Letter, “Non-Recourse Party” shall not include 3GSSFIII.

4. Enforceability. This Commitment Letter may only be enforced (a) by Parent at the direction of Sponsor or (b) by the Company directly against Sponsor (i) pursuant to the terms and limitations set forth in Section 10 of this Commitment Letter or (ii) if the Company is entitled to cause Parent to draw down the Commitment pursuant to Section 10.06 of the Merger Agreement. Other than the Company, which is an express third party beneficiary of this Commitment Letter solely for purposes of exercising its rights pursuant to the foregoing clause (b), no third party, including Parent’s creditors (other than the Company in accordance with the terms of Section 10 of this Commitment Letter) or financing sources, shall have any right to enforce this Commitment Letter or to cause Parent to enforce this Commitment Letter. Notwithstanding anything to the contrary set forth herein, Parent and the Company, as an express third party beneficiary hereunder, hereby agree that specific performance or an injunction or temporary restraining order to prevent or remedy a breach of this Commitment Letter shall be the sole and exclusive remedy with respect to any breach by Sponsor of this Commitment Letter and that neither Parent nor the Company may seek or accept any other form of relief that may be available for breach of this Commitment Letter.

5. Representations and Warranties. The Sponsor hereby represents and warrants that:

(a)	the Sponsor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate power and authority to execute, deliver and perform this Commitment Letter;

(b)	the execution, delivery and performance of this Commitment Letter have been duly authorized by all necessary action and do not and will not (i) contravene any provision of the Sponsor’s charter, partnership agreement, operating agreement or similar organizational documents, (ii) violate any applicable Law or judgment, order or decree of a Governmental Entity, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or contract to which the undersigned is a party, in any case, for which the violation, default or right would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by the Sponsor of the transactions contemplated by this Commitment Letter on a timely basis;

(c)	all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Commitment Letter by the Sponsor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Commitment Letter;

(d)	this Commitment Letter constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity); and

(e)	the Sponsor has and will have the financial capacity to pay and perform all of its obligations under this Commitment Letter for as long as this Commitment Letter shall remain in effect.

The Sponsor acknowledges that the Company has specifically relied on the accuracy of the representations and warranties contained in this Section 5 in entering into the Merger Agreement.

6. Non-Disclosure. Other than as required by Law, the applicable rules of any national securities exchange or in connection with any applicable securities regulatory agency filings, each of the parties agrees that it will not, nor will it permit its advisors or Affiliates to, disclose to any person or entity the contents of this Commitment Letter, other than to the Company and its advisors and the Parent’s financing sources and their respective advisors each of whom are instructed to maintain the confidentiality of this Commitment Letter in accordance herewith.

7. No Modification. This Commitment Letter is being entered into by Parent and Sponsor to induce the Company to enter into the Merger Agreement. This Commitment Letter may not be amended or otherwise modified, and the terms and conditions of this Commitment Letter may not be waived, without the prior written consent of Parent and Sponsor; provided, however, that any amendment, waiver or modification that would reasonably be expected to adversely affect the rights of the Company shall require the prior written consent of the Company. This Commitment Letter supersedes all prior agreements, understandings and statements, written or oral, between Sponsor or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other, with respect to the transactions contemplated hereby. No transfer of any rights or obligations hereunder shall be permitted without the consent of Parent, Sponsor and the Company. Any transfer in violation of the preceding sentence shall be null and void.

8. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. THIS COMMITMENT LETTER SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, of, if both the Court of Chancery of the State of Delaware and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom (the “Chosen Courts”), for the purposes of any suit, action or other proceeding arising out of this Commitment Letter (and agrees that no such action, suit or proceeding relating to this Commitment Letter shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Commitment Letter in the Chosen Courts, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS COMMITMENT LETTER IS LIKELY TO INVOLVE COMPLICATED AND

DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS COMMITMENT LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9. Counterparts. This Commitment Letter may be executed by facsimile or electronic transmission and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10. Third Party Beneficiaries. Except to the extent expressly set forth herein, this Commitment Letter shall only inure to the benefit of and be binding upon Parent and Sponsor. Sponsor acknowledges that the Company has relied on this Commitment Letter and that the Company is an express third party beneficiary hereof and is entitled to specifically enforce the obligations of Sponsor hereunder directly against Sponsor to cause Sponsor to fund the Commitment, only if all of the conditions set forth in Section 2 have been satisfied and as otherwise contemplated by the exercise of the Company’s rights under Section 10.06 of the Merger Agreement. Except for the rights of the Company set forth in the immediately preceding sentence, nothing in this Commitment Letter, express or implied, is intended to confer upon any person other than Parent, Sponsor and the Company any rights or remedies under, or by reason of, or any rights to enforce or cause Parent to enforce, the Commitment or any provisions of this Commitment Letter.

11. Termination. The obligation of Sponsor to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the purchase of equity securities of Parent in performance of Sponsor’s obligations hereunder in connection with the consummation of the Closing (at which time the obligations hereunder shall be discharged in full), (c) the payment of the Parent Termination Fee in accordance with the terms of the Merger Agreement, (d) the Company or any of its controlled Affiliates or agents acting on behalf of the Company asserting or filing, without limiting any of the Company’s rights under the Merger Agreement, any claim under or action, suit or proceeding against any Non-Recourse Party relating to this Commitment Letter, and (e) the occurrence of any event which, by the terms of the Limited Guaranty, is an event which terminates Sponsor’s obligations or liabilities under the Limited Guaranty.

12. No Recourse. Notwithstanding anything that may be expressed or implied in this Commitment Letter or any document or instrument delivered in connection herewith, and notwithstanding the fact that Sponsor may be a partnership or limited liability company, by its acceptance of the benefits of this Commitment Letter, Parent acknowledges and agrees that no Person other than Sponsor has any obligations hereunder and that no recourse shall be had hereunder, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, any Non-Recourse Party, through Parent, Merger Sub or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise; provided, however, that in the event that prior to the termination of this Commitment Letter in accordance with its terms, Sponsor (i) consolidates with or merges with any other person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any person such that the sum of the remaining net assets (excluding uncalled capital of Sponsor) is less than the Commitment and the transferee thereof does not assume, directly or indirectly, Sponsor’s obligations hereunder, then, and in each such case, Parent and the Company, solely to the extent provided in Section 10 hereof, may seek recourse, whether by the enforcement of any judgment, order or decree of any Governmental Entity or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable Law, against such continuing or surviving entity or such person, as the case may be, but only to the extent of the liability of Sponsor under the Limited Guaranty, but nothing shall limit the Company’s rights pursuant to Section 10 hereunder and Section 10.06 of the Merger Agreement.

13. Severability. If any term or other provision of this Commitment Letter is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Commitment Letter shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Commitment Letter so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

14. [Intentionally Omitted].

15. Termination Fee Payment. Parent hereby agrees that if the Merger Agreement is terminated and any Termination Fee is paid by the Company pursuant to the Merger Agreement, then, in settlement and termination of the rights of Sponsor and 3GSSFIII to purchase stock of Parent hereunder and under the 3GSSFIII Commitment Letter and, after making adequate provision for the payment or reimbursement of applicable expenses (to the extent not paid directly by the Company pursuant to Section 9.05(d) of the Merger Agreement), Parent shall promptly pay the remaining portion of the Termination Fee to Sponsor and 3GSSFIII or an affiliate or designee thereof, in the proportions as may be agreed between Sponsor and 3GSSFIII.

{signature page follows}

Please confirm your agreement with the foregoing by signing and returning one copy of this Commitment Letter to the undersigned, at which time this Commitment Letter shall become a binding agreement between the parties hereto.

Sincerely,

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
Name:	Marc D. Hamburg
Title:	Senior Vice President and Chief Financial
Officer

CONFIRMED AND AGREED TO
AS OF THE ABOVE DATE

HAWK ACQUISITION HOLDING CORPORATION

By:	/s/ Alexandre Behring
Name:	Alexandre Behring
Title:	President

{Signature Page to Equity Commitment Letter}

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